UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2013

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Columbia Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 397-0611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2013, Armstrong World Industries, Inc. (the “Company”), entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) among the Company, the other borrower and guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, Barclays Bank PLC and JPMorgan Chase Bank, N.A., as co-syndication agents, Manufacturers and Traders Trust, Crédit Agricole Corporate and Investment Bank, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs Bank USA, Citizens Bank of Pennsylvania, Suntrust Bank, Bank of Tokyo Mitsubishi UFJ, LTD., Fifth Third Bank, HSBC Bank USA, N.A., TD Bank National Association and US Bank National Association, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, LLC and Barclays Bank PLC, as joint lead arrangers and joint book managers. The Amended and Restated Credit Agreement amends and restates the amended and restated credit agreement, dated as of November 23, 2010, among the Company, certain subsidiaries of the Company, as the other borrower and guarantors thereunder, Bank of America, N.A., as administrative agent, and the other lenders and institutions from time to time party thereto.

The Amended and Restated Credit Agreement provides the Company with a $250 million revolving credit facility (the “Revolving Credit Facility”), with sublimits for letters of credit and swing-line loans and provides a $550 million term loan A (“Term Loan A”) and a $475 million term loan B (“Term Loan B” and together with Term Loan A, the “Term Loans”). The Revolving Credit Facility and the Term Loans are referred to as the “Amended and Restated Credit Facilities.” The Revolving Credit Facility and Term Loan A are scheduled to mature on March 15, 2018. Term Loan B is scheduled to mature on March 15, 2020. The Amended and Restated Credit Agreement provides for an uncommitted accordion feature that allows the Company to request the existing lenders or third party financial institutions to provide additional capacity in the form of increased revolving credit commitments, incremental term loans, other revolving credit commitments or a new term loan or loans, in an amount not to exceed the greater of $400 million or up to a consolidated net secured leverage ratio of 2.50 to 1.00. The Amended and Restated Credit Agreement also provides that one of the Company’s subsidiaries, Armstrong Wood Products, Inc., will be a co-borrower under the Amended and Restated Credit Facilities.

On March 15, 2013, the signing date of the Amended and Restated Credit Agreement, the Company borrowed the full amount available under the Term Loans, a portion of which was used to repay $1,025,981,060.61 principal amount of existing debt.

Borrowings under the Amended and Restated Credit Facilities will bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (1) a base rate determined by reference to the higher of (a) the prime rate of Bank of America, N.A. and (b) the federal funds effective rate plus  1/2 of 1.00% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The LIBOR rate for LIBOR borrowings under Team Loan B will not be less than 1.00% per annum. The initial applicable margin for borrowings under the Revolving Credit Facility and Term Loan A will be 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings, with such applicable margins subject to adjustment based on the Company’s leverage ratio. The applicable margin for borrowings under Term Loan B will be 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. In addition to paying interest on outstanding principal under the Amended and Restated Credit Agreement, the Company will pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at an initial rate equal to 0.35% per annum, subject to adjustment based on the Company’s leverage ratio. The Company must also pay customary letter of credit and agency fees.

The Amended and Restated Credit Agreement requires the Company to prepay outstanding loans, subject to certain exceptions, with (i) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property (including casualty and condemnation events) in excess of $25 million in any fiscal year, subject to reinvestment rights and certain other exceptions, (ii) 50% of the Company’s excess cash flow, subject to reduction based on the Company’s leverage ratio, and (iii) so long as the Company’s net leverage ratio is greater than 3.00 to 1.00, 100% of the net cash proceeds of certain funded indebtedness in excess of $200 million. If at any time the aggregate amount of outstanding revolving loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Credit Facility exceeds the commitment amount, the Company will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.

The Company may voluntarily reduce the unutilized portion of the commitment amount and prepay outstanding loans under the Revolving Credit Facility and Term Loan A without premium or penalty other than customary “breakage” costs with respect to LIBOR loans. If the Company makes a voluntary prepayment of Term Loan B within six months of March 15, 2013 in connection with any new or additional term loans that have an effective interest rate margin or weighted average yield that is less than the applicable rate for, or weighted average yield of, Term Loan B, the Company must pay a prepayment premium in an amount equal to one percent (1.0%) of the principal amount repaid. Subject to certain conditions, the Company may also offer to make prepayments on a non-pro rata basis to the lenders in respect of the Term Loans at a discount to par value.

A twelve (12) month grace period applies to principal amortization of Term Loan A. In the last three quarters of 2014 and the first quarter of 2015, each of the quarterly amortization payments of Term Loan A will be in an amount equal to 1.1591% of the original principal amount of Term Loan A. In the last three quarters of 2015 and the first quarter of 2016, each of the quarterly amortization payments of Term Loan A will be in an amount equal to 1.7273% of the original principal amount of Term Loan A. In the last three quarters of 2016 and in 2017, each of the quarterly amortization payments will be in an amount equal to 2.2955% of the original principal amount of Term Loan A. The principal amount outstanding on Term Loan A will be due and payable on March 15, 2018. Each quarterly amortization payment of Term Loan B will be in an amount equal to 0.25% of the original principal amount of Term Loan B. The principal amount outstanding on Term Loan B will be due and payable on March 15, 2020. The principal amount outstanding on the loans under the Revolving Credit Facility will be due and payable on March 15, 2018.

All obligations under the Amended and Restated Credit Agreement are guaranteed by each of the company’s wholly owned domestic subsidiaries that individually, or together with its subsidiaries, has assets of more than $2 million. All obligations under the Amended and Restated Credit Agreement, and guarantees of those obligations, are secured, subject to certain exceptions, by the following assets:

•

A first-priority pledge of 100% of the capital stock and other equity interests of all material domestic subsidiaries, direct and indirect, of the Company. Material domestic subsidiaries are domestic subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $2 million (other than insurance subsidiaries and securitization subsidiaries).

•

A pledge of 65% of the capital stock and other equity interests of all material first-tier foreign subsidiaries, direct and indirect, of the Company, subject to certain exceptions. Material first-tier foreign subsidiaries are (i) Armstrong World Industries (Australia) Pty. Ltd., (ii) Armstrong World Industries Canada Ltd., (iii) LLC Armstrong Building Products and (iv) other first-tier foreign subsidiaries that individually, or together with their respective subsidiaries on a consolidated basis, have assets of more than $10 million (other than foreign subsidiaries organized under the laws of the People’s Republic of China and any other foreign subsidiary if a pledge of such foreign subsidiary’s capital stock would violate any law or be expected to have an adverse effect on such foreign subsidiary’s business).

•

A grant of a security interest in substantially all personal property of the Company and material domestic subsidiaries, including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses and machinery and equipment (the security interests are limited to those which may be perfected by the filing of financing statements under the Uniform Commercial Code or, in the case of intellectual property, filings with the United States Office of Patents and Trademarks or the United States Copyright Office).

•

Mortgage liens on all material real property of the Company and the guarantors located in the United States. Material domestic real property means (i) eleven real properties that currently have a net book value in excess of $6 million, (ii) one real property that had a net book value in excess of $5 million as of November 23, 2010 and (ii) real property acquired or improved after the closing date with a net book value including the cost of improvements, as to any individual real property, in excess of $6 million.

•	All proceeds of the foregoing.

The Amended and Restated Credit Facility contains a number of covenants that, among other things and subject to certain significant exceptions, restrict its ability and the ability of its subsidiaries to:

•	Incur additional indebtedness.

•	Pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or indebtedness.

•	Make investments, loans, advances and acquisitions.

•	Create restrictions on the payment of dividends or other amounts to the Company from its subsidiaries.

•	Engage in transactions with the Company’s affiliates.

•	Sell assets, including capital stock of the Company’s subsidiaries.

•	Consolidate or merge.

•	Create liens.

•	Enter into sale and lease back transactions.

In addition, the Amended and Restated Credit Agreement requires the Company to comply with certain financial ratio maintenance covenants.

The credit agreement also contains customary affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $50 million.

At the same time that the Company entered into the Amended and Restated Credit Agreement, it entered into an amended and restated security agreement (the “Amended and Restated Security Agreement”), an amended and restated pledge agreement (the “Amended and Restated Pledge Agreement”) and an amended and restated Canadian pledge agreement (the “Amended and Restated Canadian Pledge Agreement”) implementing the related security arrangements. The Company’s existing Australian equitable mortgage of shares continued in force.

The descriptions of the Amended and Restated Credit Agreement, the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement and the Amended and Restated Canadian Pledge Agreement herein do not purport to be complete and are qualified in their entirety by reference to those contracts, which are filed herewith as Exhibits 10.1-10.4, respectively, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 18, 2013, the Company issued a press release regarding the Amended and Restated Credit Agreement, a copy of which is furnished herewith as Exhibit 99.1. The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of March 15, 2013, among the Company, the other borrower and guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, Barclays Bank PLC and JPMorgan Chase Bank, N.A., as co-syndication agents, Manufacturers and Traders Trust, Crédit Agricole Corporate and Investment Bank, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs Bank USA, Citizens Bank of Pennsylvania, Suntrust Bank, Bank of Tokyo Mitsubishi UFJ, LTD., Fifth Third Bank, HSBC Bank USA, N.A., TD Bank National Association and US Bank National Association, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, LLC and Barclays Bank PLC, as joint lead arrangers and joint book managers.

10.2	Amended and Restated Security Agreement dated as of March 15, 2013, by and among the Company, the grantors named therein and Bank of America, N.A., as collateral agent.

10.3	Amended and Restated Pledge Agreement dated as of March 15, 2013, by and among the Company, the pledgors named therein and Bank of America, N.A., as collateral agent.

10.4	Amended and Restated Canadian Pledge Agreement dated as of March 15, 2013, by and among the Company and Bank of America, N.A., as collateral agent.

99.1	Press release dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

Date: March 18, 2013	By:	/s/ Mark A. Hershey

	Name:	Mark A. Hershey

	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of March 15, 2013, among the Company, the other borrower and guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the other lenders party thereto, Barclays Bank PLC and JPMorgan Chase Bank, N.A., as co-syndication agents, Manufacturers and Traders Trust, Crédit Agricole Corporate and Investment Bank, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs Bank USA, Citizens Bank of Pennsylvania, Suntrust Bank, Bank of Tokyo Mitsubishi UFJ, LTD., Fifth Third Bank, HSBC Bank USA, N.A., TD Bank National Association and US Bank National Association, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, LLC and Barclays Bank PLC, as joint lead arrangers and joint book managers

10.2	Amended and Restated Security Agreement dated as of March 15, 2013, by and among the Company, the grantors named therein and Bank of America, N.A., as collateral agent.

10.3	Amended and Restated Pledge Agreement dated as of March 15, 2013, by and among the Company, the pledgors named therein and Bank of America, N.A., as collateral agent.

10.4	Amended and Restated Canadian Pledge Agreement dated as of November 23, 2010, by and among the Company and Bank of America, N.A., as collateral agent.

99.1	Press release dated March 18, 2013.